Exhibit 99.1

SNAP INTERACTIVE REPORTS

PROFORMA RESULTS FOR THE PALTALK MERGER

NEW YORK, NY, DECEMBER 19, 2016 — Snap Interactive, Inc. (“SNAP,” the “Company,” “we,” “our” or “us”) (OTCQB: STVI), a leading online video chat and dating provider, today filed the Company’s Form 8-K/A related to its previously announced merger (the “Merger”) with A.V.M. Software, Inc. (d/b/a Paltalk) (“Paltalk”), presenting the pro forma combined financials of the post-combination Company and the historical financial statements of Paltalk.

Highlights:

●	Pro forma combined revenues for the nine months ended September 30, 2016 were $21.8 million, as compared to pre-merger SNAP for the comparable period of $7.8 million, demonstrating significant scale gained from the Merger;

●	Pro forma combined Net Income and Adjusted EBITDA for the nine months ended September 30, 2016 was approximately ($868) thousand and $33 thousand, respectively, as compared to pre-merger SNAP for the comparable period of approximately ($2,293) thousand and ($622) thousand, respectively, demonstrating improved Adjusted EBITDA profitability;

●	Pro Forma at September 30, 2016 the Company had $5.2 million in cash and cash equivalents and zero debt, having repaid all of its outstanding indebtedness following the Merger, lifting restrictive debt covenants and eliminating burdensome interest payments;

●	The Company intends to integrate its strength in video, chat and dating to add incremental revenues to its existing product portfolio as well as develop new innovative products; and

●	The Company has a significant opportunity to benefit from industry consolidation and continue to license its extensive portfolio of intellectual property.

Financial Highlights

Profit and Losses (in thousands)

	Year Ended	Nine Months Ended
	2015	Sept 30, 2016
Pro Forma Combined
Revenues	$32,143	$21,748
Net Loss	$(5,275)	$(868)
Adjusted EBITDA	$(649)	$33

Pre-Merger SNAP Actuals
Revenues	$12,021	$7,807
Net Loss	$(1,298)	$(2,293)
Adjusted EBITDA	$(66)	$(622)

Balance Sheet Summary (in thousands)

	As of Sept 30, 2016
	Pro Forma Combined	Pre-Merger Snap Actuals

Cash and cash equivalents	$5,281	$1,460
Other current assets	2,165	605
Long term assets	22,654	655
Total assets	30,100	2,720

Deferred subscription revenue	2,956	1,380
Other current liabilities (other than debt)	3,787	1,667
Debt	-	2,747
Other long term liabilities	1,844	149
Total liabilities	8,587	5,943
Stockholders' equity / (deficit)	21,513	(3,223)
Total liabilities and stockholders' equity	$30,100	$2,720

Management Commentary

SNAP’s Chief Executive Officer, Alex Harrington, said, “The pro forma revenues for the combined businesses of $21.8 million for the nine months ended September 30, 2016 demonstrate a significant increase in scale from pre-Merger Snap’s business alone. Though both companies have mature lines of business that have witnessed declines, the combined company has a more substantial platform and a greater resource pool from which to resume growth. In addition, Adjusted EBITDA profitability from the Paltalk business has contributed to an overall positive pro forma Adjusted EBITDA for the nine months ended September 30, 2016, as compared to a loss in the comparable period for pre-Merger SNAP.”

Business Strategy

Mr. Harrington, said, “The combination of assets of SNAP and Paltalk present many opportunities to serve our unified database of more than 250 million users, and to broaden the combined company’s reach ever further. As we commence the integration of the two businesses, we have developed a three year mission to be a leader in social products delivering live video experiences in a mobile world. We intend to pursue numerous avenues of growth for existing products and new initiatives.” Mr. Harrington and Jason Katz, who serves as Chairman of the Board, President and Chief Operating Officer, have begun to execute on the following initiatives to support both sides of the business:

Strategy for the Existing Businesses:

●	Drive synergistic integration of the respective strengths of the two companies, integrating the live video, chat and dating experiences; and

●	Share best practices between SNAP and Paltalk to drive revenue, reduce costs and improve quality of service.

Strategy for New Products and Growth Opportunities:

●	Innovation Lab: launch new products and ventures in the live video, dating and social mobile sector;

●	Business Development: forge joint ventures and B2B product partnerships;

●	Strategic M&A: leverage public currency as an acquirer in the rapidly consolidating industry of the combined company; and

●	Intellectual Property: monetize the patent portfolio with a proven track record of licensing income from parties such as Microsoft.

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Mr. Katz commented, “The underlying technology supporting our live multi-user video communication on web and mobile is very hard to replicate, and is a distinct competitive advantage. We expect this advantage will not only help us develop industry-leading applications but also provide B2B licensing opportunities. Our intellectual property has historically brought tens of millions of dollars of value to Paltalk through the licensing of its portfolio of patents, which primarily relate to video conferencing and online gaming. We expect the combined company to realize more intellectual property licensing opportunities in the future. Furthermore, on December 16, 2016, Paltalk filed a patent infringement lawsuit in Delaware against Riot Games, Inc. and Valve Corporation for infringement of U.S. Patent Nos. 5,822,523 and 6,226,686 with respect to their online games League of Legends and Defense of the Ancients. These two patents were previously asserted against, and then licensed to, Microsoft, Sony, and Activision.”

Capital Markets Strategy

SNAP is taking steps to ultimately uplist its stock on a national securities exchange. To that end, the Company expects that it will effect a reverse stock split at a ratio of 1-for-35 on January 5, 2017. With the addition of Judy Krandel, the new CFO, the Company now has the leadership in place to expand its capital markets focus and pursue growth initiatives.

IR Contact:

IR@snap-interactive.com

About Snap Interactive, Inc.

Snap Interactive, Inc. is a leading provider of real-time, rich media, interactive social networking and dating applications with more than 250 million users around the world. The SNAP product portfolio includes Paltalk and Camfrog, which together host one of the world's largest collections of video-based communities, and FirstMet, a prominent interactive dating brand serving users 35 and older. The Company has a long history of technology innovation and holds 25 patents related to video conferencing and online gaming.

For more information, please visit http://www.snap-interactive.com.

The content of our website is not part of this press release, and you should not consider the contents of this website in making an investment decision with respect to our common stock.

Facebook is a registered trademark of Facebook Inc. Apple, iTunes and iPhone are registered trademarks of Apple Inc. and App Store is a registered service mark of Apple Inc. Android and Google Play are registered trademarks of Google Inc. Paltalk, Camfrog, FirstMet and The Grade are trademarks of Snap Interactive, Inc.

Forward-Looking Statements

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with general economic, industry and market sector conditions; the ability to effectively integrate the operations of the Company and Paltalk; the Company's ability to institute corporate governance standards or achieve compliance with national securities exchange listing requirements; the Company's future growth and the ability to obtain additional financing to implement the Company's growth strategy; the ability to increase or recognize revenue, decrease expenses and increase the number of active subscribers, new subscription transactions or monthly active users; the ability to enter into new advertising agreements; the ability to diversify new user acquisition channels or improve the conversion of users to paid subscribers; the ability to anticipate and respond to changing user and industry trends and preferences; the intense competition in the online dating marketplace; the ability to release new applications or derive revenue from new applications; and circumstances that could disrupt the functioning of the Company's applications. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

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SNAP INTERACTIVE, INC.

RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Pro Forma		Pre Merger SNAP Actuals
Adjusted EBITDA reconciliation	Year Ended Dec 31, 2015	Nine Months Ended Sept 30, 2016	Year Ended Dec 31, 2015	Nine Months Ended Sept 30, 2016
Net loss	$(5,275)	$(868)	$(1,298)	$(2,293)
Depreciation and amortization	2,068	1,710	167	107
Stock compensation expense	207	118	1,086	434
Income tax benefit	(172)	(579)	-	-
Change in fair value of derivative liabilities	-	-	(1,640)	(153)
Interest and other expenses (income), net	2,523	(348)	1,619	1,283
Adjusted EBITDA	$(649)	$33	$(66)	$(622)

Non-GAAP Financial Measures and Key Metrics

The Company has provided in this release certain non-GAAP financial measures, including Adjusted EBITDA, to supplement the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). The Company defines Adjusted EBITDA as net loss adjusted to exclude interest income (expense), net, depreciation and amortization expense, gain (loss) on change in fair value of derivative liabilities, loss on disposal of fixed assets and stock-based compensation expense.

Management uses Adjusted EBITDA internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to Adjusted EBITDA in assessing our performance and when planning, forecasting and analyzing future periods. The Company believes Adjusted EBITDA is useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors.

Some limitations of Adjusted EBITDA as a financial measure include that:

●	Adjusted EBITDA does not (i) reflect cash capital expenditure requirements for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures; (ii) the Company’s working capital requirements; (iii) consider the potentially dilutive impact of stock-based compensation; (iv) reflect interest expense or interest payments on our outstanding indebtedness; or (v) reflect the change in fair value of warrants; and

●	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently or choose not to calculate Adjusted EBITDA at all, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

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